Alexander & Baldwin, Inc. Reports Third Quarter 2022 Results
Achieves 2.8% increase in Same-Store NOI and 4.0% increase in Core FFO per diluted share over the prior year quarter

HONOLULU, November 3, 2022 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based company focused on owning and operating high-quality commercial real estate in Hawai‘i, today announced financial results for the third quarter of 2022.
Chris Benjamin, A&B president & chief executive officer stated: "Our commercial real estate ("CRE") business posted outstanding results in the third quarter, continuing to build on the momentum experienced since early last year. Total leased occupancy remained strong at 94.6% at quarter-end as Hawai‘i's economy continued to strengthen, supported by robust tourism."
"With our business simplification process nearly complete, and the Grace Pacific marketing process well underway, we are excited to shift our focus to growth. We believe our deep market relationships and a balance sheet with significant dry powder position us to uncover and capitalize on development and acquisition opportunities. We continue to pursue investments that meet our quality and return targets, and that are complementary to our geographically-focused portfolio as we seek to grow our platform and drive value for our shareholders into 2023 and beyond."
Financial Results for Q3 2022
•Net income available to A&B common shareholders and diluted earnings per share were $6.3 million and $0.09 per share, respectively, consistent with the same quarter of 2021.
•Nareit-defined Funds From Operations ("FFO") and FFO per-diluted share were $15.3 million and $0.21 per share, respectively, compared to $15.5 million and $0.21 per share in the same quarter of 2021.
•Core FFO and Core FFO per-diluted share were $18.9 million and $0.26 per share, respectively, compared to $17.9 million and $0.25 per share in the same quarter of 2021.
Commercial Real Estate (CRE) Highlights for Q3 2022
•CRE revenue of $46.2 million was $2.2 million, or 5.0%, more than the $44.0 million result in the same quarter of 2021.
•CRE NOI of $29.0 million was $0.9 million, or 3.3%, more than the $28.1 million result in the same quarter of 2021.
•Same-Store NOI of $28.9 million was $0.8 million, or 2.8%, more than the $28.1 million result in the same quarter of 2021.
•The Company executed a total of 50 leases in the third quarter, covering approximately 104,900 square feet of gross leasable area ("GLA"). Leasing spreads for new comparable leases were 6.4% for the quarter, and 4.2% portfolio-wide for all comparable leases.
•Significant leases executed included:
◦Three leases at Kaneohe Bay Shopping Center totaling approximately 38,100 square feet of GLA.
◦Seventeen leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 24,100 square feet of GLA.
◦Five leases at Kaka‘ako Commerce Center totaling approximately 8,300 square feet of GLA.
•Both overall leased and Same-Store leased occupancy were 94.6% as of September 30, 2022, unchanged compared with September 30, 2021.

◦Both leased and Same-Store leased occupancy in the retail portfolio were 93.3% as of September 30, 2022, an increase of 10 basis points compared to September 30, 2021, primarily due to leasing activity at Manoa Marketplace and Pu‘unene Shopping Center.
◦Leased occupancy in the industrial portfolio was 98.0% as of September 30, 2022, unchanged compared to September 30, 2021. Same-Store leased occupancy in the industrial portfolio was 97.9% as of September 30, 2022, a decrease of 10 basis points compared to September 30, 2021.
CRE Redevelopment
•Work has commenced on a significant refresh of Manoa Marketplace to improve the visitor experience at this well-located neighborhood center, while incorporating sustainable design and building elements (including LED lighting, water-efficient fixtures and EV parking stalls, among other sustainable features).
•Construction of the 1.3-megawatt rooftop solar installation at Pearl Highlands Center has been completed and the system is now delivering power. The Company is commencing work on another PV system and reviewing additional renewable energy projects across its portfolio, consistent with its ESG commitment and goal of owning and operating sustainable properties.
Land Operations
•Land Operations operating loss was $2.2 million in the third quarter of 2022, as compared to a $1.7 million profit in the third quarter of 2021. The year-over-year decline in performance was partly attributable to the strategic monetization of approximately 18,900 acres of non-core landholdings on Kaua‘i (the "McBryde Sale") in the second quarter of 2022. This sale, which resulted in a reduction of segment operating profit from renewable energy assets included in the sale, also significantly reduced liabilities related to this asset.
•Land Operations Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") was $(2.2) million for the third quarter of 2022, as compared to $2.0 million in the third quarter of 2021.
•Performance of this segment prospectively will be driven by future land sales activity associated with ongoing simplification.
Materials & Construction (M&C)
•M&C operating profit was $1.8 million in the third quarter of 2022, as compared to a $0.3 million loss in the third quarter of 2021.
•M&C Adjusted EBITDA was $2.7 million for the third quarter of 2022, as compared to $2.2 million in the third quarter of 2021.
•The Company is advancing to the next phase of the Grace Pacific marketing process with several indications of interest.
Balance Sheet, Market Value, Adjusted EBITDA and Liquidity
•As of September 30, 2022, the Company had an equity market capitalization of $1.2 billion and $469.7 million in total debt, for a total market capitalization of approximately $1.7 billion. The Company's debt-to-total market capitalization was 28.1% as of September 30, 2022. The Company's debt has a weighted-average maturity of 3.6 years, with a weighted-average interest rate of 4.3%. Ninety-nine percent of the Company's debt was at fixed rates at quarter end.
•As of September 30, 2022, the Company had total liquidity of $506.2 million, consisting of cash on hand of $7.3 million and $498.9 million available on its revolving line of credit.
•The Company reported consolidated Adjusted EBITDA of $185.0 million for the twelve-month period ended September 30, 2022, compared to $108.5 million for the same period ended September 30, 2021. This includes second quarter 2022 impacts of $73.7 million to EBITDA (inclusive of the $59.9 million charge to the Land Operations segment) related to the full pension termination, which is excluded to reach Adjusted EBITDA. Net Debt to TTM (trailing twelve months) consolidated Adjusted EBITDA was 2.5 times as of September 30, 2022, compared to 5.5 times for the same period last year.
•During the quarter ended September 30, 2022, the Company repurchased 196,050 of its common shares at a weighted-average price of $16.46 per share, for a total investment of $3.2 million.

Dividend
•The Company paid a third quarter 2022 dividend of $0.22 per share on October 5, 2022, an increase of two cents per share from the second quarter 2022. This third consecutive quarterly dividend increase reflects strong second quarter CRE results and expected performance for the remainder of 2022.
•The Company's Board plans to declare a fourth quarter 2022 dividend in December 2022, with payment in January 2023.
2022 Full-Year Guidance
•The Company is revising its annual 2022 guidance to reflect its improved outlook as follows:

2022 Guidance
	Revised	Prior	Initial
Core FFO per diluted share	$1.07 to $1.11	$1.05 to $1.11	$0.94 to $1.00
CRE Same-Store NOI	4.5% to 6.5%	4% to 6%	0% to 2%
CRE Same-Store NOI, excluding prior year reserve reversals	4% to 6%	3.5% to 5.5%	2% to 4%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, 12 industrial assets and four office properties, as well as 141 acres of ground leases. A&B is expanding and strengthening its Hawai‘i CRE portfolio and achieving its strategic focus on commercial real estate by monetizing its remaining non-core assets. Over its 152-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Brett A. Brown
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenue:
Commercial Real Estate	$46.2	$44.0	$138.1	$127.2
Land Operations	2.9	5.4	20.9	38.5
Materials & Construction	48.1	34.9	124.5	88.9
Total operating revenue	97.2	84.3	283.5	254.6
Operating Profit (Loss):
Commercial Real Estate	20.3	19.0	60.3	53.0
Land Operations	(2.2)	1.7	(10.0)	22.3
Materials & Construction	1.8	(0.3)	4.4	(6.2)
Total operating profit (loss)	19.9	20.4	54.7	69.1
Gain (loss) on disposal of commercial real estate properties, net	—	—	—	0.2
Interest expense	(5.5)	(6.5)	(16.8)	(20.2)
Corporate and other expense	(7.6)	(6.8)	(33.7)	(18.9)
Income (Loss) from Continuing Operations Before Income Taxes	6.8	7.1	4.2	30.2
Income tax benefit (expense)	—	—	18.1	(0.1)
Income (Loss) from Continuing Operations	6.8	7.1	22.3	30.1
Income (loss) from discontinued operations	—	(0.6)	(0.1)	(0.7)
Net Income (Loss)	6.8	6.5	22.2	29.4
Loss (income) attributable to noncontrolling interest	(0.4)	(0.1)	(1.2)	(0.3)
Net Income (Loss) Attributable to A&B Shareholders	$6.4	$6.4	$21.0	$29.1

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.10	$0.29	$0.41
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.09	$0.29	$0.40
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.10	$0.29	$0.41
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.09	$0.29	$0.40

Weighted-Average Number of Shares Outstanding:
Basic	72.7	72.5	72.7	72.5
Diluted	72.8	72.7	72.8	72.6

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$6.3	$6.9	$20.9	$29.7
Discontinued operations available to A&B common shareholders	—	(0.6)	(0.1)	(0.7)
Net income (loss) available to A&B common shareholders	$6.3	$6.3	$20.8	$29.0

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions; unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate investments
Real estate property	$1,598.3	$1,588.2
Accumulated depreciation	(197.6)	(180.5)
Real estate property, net	1,400.7	1,407.7
Real estate developments	64.8	65.0
Investments in real estate joint ventures and partnerships	8.2	8.8
Real estate intangible assets, net	45.4	51.6
Real estate investments, net	1,519.1	1,533.1
Cash and cash equivalents	7.3	70.0
Restricted cash	0.2	1.0
Accounts receivable and retention, net	35.9	28.9
Inventories	30.1	20.3
Other property, net	69.6	83.5
Operating lease right-of-use assets	37.0	20.1
Goodwill	8.7	8.7
Other receivables	6.1	11.6
Prepaid expenses and other assets	133.9	102.6
Total assets	$1,847.9	$1,879.8

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$469.7	$532.7
Accounts payable	18.5	9.9
Operating lease liabilities	36.8	19.4
Accrued pension and post-retirement benefits	10.4	56.3
Deferred revenue	71.3	68.5
Accrued and other liabilities	105.9	119.5
Redeemable Noncontrolling Interest	8.1	6.9
Equity	1,127.2	1,066.6
Total liabilities and equity	$1,847.9	$1,879.8

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in millions; unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$22.2	$29.4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	33.1	37.7
Income tax benefit related to pension termination and other, net	(18.3)	—
Loss (gain) from disposals and asset transactions, net	(54.0)	(0.4)
Share-based compensation expense	4.6	4.4
Equity in (income) loss from affiliates, net of operating cash distributions	(1.1)	(10.1)
Pension termination	76.9	—
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	(8.7)	9.5
Inventories	(9.8)	(3.8)
Prepaid expenses, income tax receivable and other assets	(13.1)	0.3
Development/other property inventory	9.5	0.4
Accrued pension and post-retirement benefits	(31.3)	(4.0)
Accounts payable	5.7	2.9
Accrued and other liabilities	(6.7)	0.9
Net cash provided by (used in) operations	9.0	67.2

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(15.7)	(26.1)
Proceeds from disposal of assets	73.1	0.6
Payments for purchases of investments in affiliates and other investments	(1.5)	(0.8)
Distributions of capital and other receipts from investments in affiliates and other investments	0.1	40.2
Net cash provided by (used in) investing activities	56.0	13.9

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	13.5	128.0
Payments of notes payable and other debt and deferred financing costs	(29.3)	(192.2)
Borrowings (payments) on line-of-credit agreement, net	(50.0)	—
Cash dividends paid	(57.7)	(46.5)
Repurchases of common stock and other payments	(5.0)	(1.1)
Net cash provided by (used in) financing activities	(128.5)	(111.8)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	(63.5)	(30.7)
Balance, beginning of period	71.0	57.4
Balance, end of period	$7.5	$26.7

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of Commercial Real Estate operating profit (loss) to Commercial Real Estate NOI and Same-Store NOI are as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
(amounts in millions; unaudited)	2022	2021	Change[1]	2022	2021	Change[1]
Commercial Real Estate Operating Profit (Loss)	$20.3	$19.0	$1.3	$60.3	$53.0	$7.3
Plus: Depreciation and amortization	9.0	9.2	(0.2)	27.4	28.2	(0.8)
Less: Straight-line lease adjustments	(1.2)	(1.1)	(0.1)	(3.7)	(2.9)	(0.8)
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.1)	(0.1)	(0.8)	(0.5)	(0.3)
Less: Termination income	(0.1)	(0.1)	—	(0.1)	(0.1)	—
Plus: Other (income)/expense, net	(0.6)	(0.4)	(0.2)	0.3	(0.6)	0.9
Plus: Selling, general, administrative and other expenses	1.8	1.6	0.2	5.2	4.8	0.4
Commercial Real Estate NOI	29.0	28.1	0.9	88.6	81.9	6.7
Less: NOI from acquisitions, dispositions, and other adjustments	(0.1)	—	(0.1)	(0.4)	(0.1)	(0.3)
Commercial Real Estate Same-Store NOI	$28.9	$28.1	$0.8	$88.2	$81.8	$6.4
[1] Amounts in this table are rounded to the nearest tenth of a million, but percentages were calculated based on thousands. Accordingly, a recalculation of some percentages, if based on the reported data, may be slightly different.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:
•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Core FFO are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions; unaudited)	2022	2021	2022	2021
Net income (loss) available to A&B common shareholders	$6.3	$6.3	$20.8	$29.0
Depreciation and amortization of commercial real estate properties	9.0	9.2	27.4	28.2
Gain on the disposal of commercial real estate properties, net	—	—	—	(0.2)
FFO	$15.3	$15.5	$48.2	$57.0
Exclude items not related to core business:
Land Operations Operating (Profit) Loss	2.2	(1.7)	10.0	(22.3)
Materials & Construction Operating (Profit) Loss	(1.8)	0.3	(4.4)	6.2
Loss from discontinued operations	—	0.6	0.1	0.7
Income (loss) attributable to noncontrolling interest	0.4	0.1	1.2	0.3
Income tax expense (benefit)	—	—	(18.1)	0.1
Non-core business interest expense	2.8	3.1	8.3	9.9
Pension termination - CRE and Corporate	—	—	14.7	—
Core FFO	$18.9	$17.9	$60.0	$51.9

Reconciliations of Core FFO starting from Commercial Real Estate operating profit (loss) are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions; unaudited)	2022	2021	2022	2021
Commercial Real Estate Operating Profit (Loss)	$20.3	$19.0	$60.3	$53.0
Depreciation and amortization of commercial real estate properties	9.0	9.2	27.4	28.2
Corporate and other expense	(7.6)	(6.8)	(33.7)	(18.9)
Pension termination - CRE and Corporate	—	—	14.7	—
Distributions to participating securities	(0.1)	—	(0.2)	—
Core business interest expense	(2.7)	(3.5)	(8.5)	(10.4)
Core FFO	$18.9	$17.9	$60.0	$51.9

The Company may report various forms of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), on a consolidated basis or a segment basis (e.g., “Consolidated EBITDA” or “Materials & Construction EBITDA”), as non-GAAP measures used by the Company in evaluating the Company’s and segments’ operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company’s and segments’ ongoing operations.

Consolidated EBITDA is calculated by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. Materials & Construction EBITDA is calculated by adjusting Materials & Construction operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the M&C segment.

The Company also adjusts Consolidated EBITDA or Materials & Construction EBITDA (to arrive at “Consolidated Adjusted EBITDA” or “M&C Adjusted EBITDA”) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business or segment’s normal operations. In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations.

As illustrative examples, the Company identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations. By excluding these items from Materials & Construction EBITDA to arrive at M&C Adjusted EBITDA, the

Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM September 30,
(amounts in millions, unaudited)	2022	2021
Net Income (Loss)	$28.6	$30.5
Adjustments:
Depreciation and amortization	45.8	50.5
Interest expense	22.9	27.8
Income tax expense (benefit)	(18.2)	(0.3)
Consolidated EBITDA	$79.1	$108.5
Equity method investment impairment related to the Materials & Construction Segment	2.9	—
Asset impairments related to the Materials & Construction Segment	26.1	—
Pension termination	76.9	—
Consolidated Adjusted EBITDA	$185.0	$108.5

Reconciliations of Materials & Construction operating profit (loss) to Materials & Construction EBITDA and Materials & Construction Adjusted EBITDA are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions; unaudited)	2022	2021	2022	2021
Materials & Construction Operating Profit (Loss)	$1.8	$(0.3)	$4.4	$(6.2)
Materials & Construction depreciation and amortization	1.3	2.6	4.3	8.1
Materials & Construction EBITDA	3.1	2.3	8.7	1.9
Loss (income) attributable to noncontrolling interest	(0.4)	(0.1)	(1.2)	(0.3)
Materials & Construction Adjusted EBITDA[1]	$2.7	$2.2	$7.5	$1.6

[1] See above for a discussion of management's use of non-GAAP financial measures and reconciliations from GAAP to non-GAAP measures.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus pandemic ("COVID-19") and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.